Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cardinal Health Deferred Compensation Plan (as amended and restated effective January 1, 2009) and the Cardinal Health 401(k) Savings Plan (as amended and restated January 1, 2006) of our reports (a) dated August 27, 2009, except for the impact of the matters discussed in Notes 1, 7, 17 and 21 pertaining to discontinued operations and reportable segments, as to which the date is November 16, 2009, with respect to the consolidated financial statements and financial statement schedule of Cardinal Health, Inc. included in its Current Report on Form 8-K dated November 16, 2009 and of our report dated August 27, 2009 with respect to the effectiveness of internal control over financial reporting of Cardinal Health Inc. included in its Annual Report (Form 10-K) for the fiscal year ended June 30, 2009 and (b) dated June 22, 2009, with respect to the financial statements and schedules of the Cardinal Health 401(k) Savings Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP Columbus, Ohio February 5, 2010